UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On August 5, 2010, Michael J. John resigned from the board of directors of Image Entertainment, Inc. (the “Company”) effective immediately.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On August 5, 2010, the Board of Directors of the Company (the “Board”) appointed John W. Hyde, the Company’s Vice Chairman, as a Class I director to fill the vacancy created by Mr. John’s resignation and appointed Mary J. George and Marshall A. Heinberg as Class II directors, in each case effective immediately.  In connection with these appointments, the Board appointed existing director Patrick Collins (previously a Class II director) as a Class III director, effectively immediately, joining Ted Green, the Company’s Chairman and Chief Executive Officer and previously the sole Class III director.

As described in more detail in the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2010 (“April 16 Report”), the Company entered into a consulting agreement with Mr. Hyde and his wholly owned consulting business, Producers Sales Organization (“Producers Sales”), on April 14, 2010.  Please refer to the April 16 Report and Items 11, 12 and 13 in the Company’s Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on July 29, 2010 for descriptions of the Company’s consulting agreement with Mr. Hyde and other arrangements among Mr. Hyde, Producers Sales, the Company and the Company’s largest stockholders, affiliates of JH Partners, LLC (“JH Stockholders”), which descriptions are incorporated herein by reference.  In addition, in connection with the agreements described in the April 16 Report, the JH Stockholders agreed to cause the election of Mr. Hyde as a director of the Company by September 30, 2010 and to cause him to stay on the Board for so long as he is an employee or consultant of the Company.

Ms. George and Mr. Heinberg each will receive a $30,000 annual cash retainer, which will include up to eight Board meetings and four Board committee meetings, with a $2,000 per-meeting cash retainer for additional meetings, and they will be awarded restricted stock or restricted stock units to be valued at $20,000 on the date of grant using the current fair market value of the Company’s common stock.  Customary travel expenses will be reimbursed.

At its August 5, 2010 meeting, the Board appointed directors to committees as follows:

Audit Committee:  Ms. George, Messrs. Collins, Green, Hyde (Chairman) and Heinberg

Compensation Committee:  Ms. George (Chairman) and Mr. Heinberg

Nominations and Governance Committee:  Messrs. Collins (Chairman) and Green

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2010, the Board approved an amendment to Section 2.5(a) of the Company’s Bylaws (the “Bylaw Amendment”), effective immediately.  The Bylaw Amendment generally provides that at all meetings of stockholders, the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaw Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Exhibit Description

3.1	Amendment to the Bylaws of Image Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: August 11, 2010	By:	/s/ Michael B. Bayer
Michael B. Bayer
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of Image Entertainment, Inc.